UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

NAMI CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit M2-3, Level M2, The Vertical Podium, Avenue 3, Bangsar South City, No 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)

+603 – 2242 4913
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Corporate Services Agreement

On 1 July, the Company entered into a corporate services agreement (the “Corporate Services Agreement”) with Nami Development Capital Sdn. Bhd. (“NDC”). Pursuant to the terms of the Corporate Services Agreement, NDC will provide general corporate and administrative services, including, but not limited to, accounting and payroll services and human resources support, to the Company and SBS. The Company and SBS will each pay a monthly retainer and reimburse the out-of-pocket expenses reasonably incurred by NDC in connection with the provision of these services as compensation to NDC. Additionally, the Company and SBS will each reimburse NDC for any service taxes, as well as any other taxes, incurred in connection with NDC’s carrying out this Corporate Services Agreement. Either party may terminate the Corporate Services Agreement upon 90 days’ written notice, provided that the non-terminating party reserves the right to negotiate for a longer period in order to effect an orderly transition. As discussed in Item 8.01 below, the Company and NDC were not related parties as of the effective date of the Corporate Services Agreement.

The above summary of the Corporate Services Agreement is subject to, and is qualified in its entirety by, reference to the Corporate Services Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 1.01 in its entirety. Readers should review the Corporate Services Agreement for a complete understanding of the terms and conditions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2019, Mr. Soh Ooi Tech notified the Board of Directors of the Company (the “Board”) of his decision to resign, effective immediately, from his position as an Independent Non-Executive Director of the Board. Mr. Soh’s resignation was to pursue other opportunities and did not result from any disagreements with management or the Board.

The resignation letter of Mr. Soh is filed as Exhibit 17.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Prior to Q2 2019, the Company and NDC were determined to be related parties by virtue of their relationships with Mr. Lew Sze How and Mr. MW Jason Chan. Messrs. Lew and Chan were directors and shareholders of NDC while serving as officers of the Company. However, on May 30, 2019, Messrs. Lew and Chan resigned as directors of NDC; and on June 14, 2019, they ceased to be shareholders of NDC. Messrs. Lew and Chan remain officers of the Company. Accordingly, the Company and NDC are no longer related parties.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Form of Corporate Services Agreement

17.1	Resignation Letter from Mr. Soh Ooi Tech to the Company dated August 26, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI CORP.

Date: September 25, 2019	By:	/s/ MW Jason Chan
MW Jason Chan
Chief Financial Officer – Operations

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